AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GLORI ENERGY INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Glori Energy Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.          The name of the corporation is Glori Energy Inc. (the “Corporation”).  The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 22, 2005 under the name Glori Oil Limited. A restated certificate of incorporation was filed on February 16, 2006, November 29, 2006, July 12, 2007, October 15, 2009 and on December 30, 2011. Thereafter, an amendment to the then-effective restated certificate of incorporation was filed on January 19, 2012 and a further amendment to the then-effective restated certificate of incorporation, as amended, was filed on June 11, 2012. Thereafter, a restated certificate of incorporation was filed on April 29, 2013 (the “Restated Certificate of Incorporation”).

2.          The Restated Certificate of Incorporation filed on April 29, 2013, as amended, is hereby amended and restated to, among other things, (a) provide for an increase in the authorized number of shares of the Corporation and the designation of and the preferences and relative participating, optional or other rights, and qualifications, limitations or restrictions thereof, of the Corporation’s Series C-2 Preferred Stock, par value $0.0001 per share, and (b) expand the mandatory conversion provisions to include all circumstances intended to be included by the shareholders, as set forth in the Amended and Restated Certificate of Incorporation below.

3.          This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 141, 228, 242 and 245 of the Delaware General Corporation Law.

4.          Pursuant to Section 228(a) of the Delaware General Corporation Law, the holders of outstanding shares of the Corporation having no less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, consented to the adoption of the aforesaid amendments without a meeting, without a vote and without prior notice and that written notice of the taking of such actions has been given in accordance with Section 228(e) of the Delaware General Corporation Law.

5.          The text of the Restated Certificate of Incorporation of the Corporation, as amended and restated herein, shall read in its entirety as follows:

RESTATED CERTIFICATE OF INCORPORATION

OF

GLORI ENERGY INC.

First: The name of this corporation is Glori Energy Inc. (the “Corporation”)

Second: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 100,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 29,522,607 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), of which (A) 521,852 shares are hereby designated as Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), (B) 2,901,052 shares are hereby designated as Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), (C) 13,780,033 shares are hereby designated Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), (D) 8,836,718 shares are hereby designated Series C-1 Preferred Stock, par value $0.0001 per share (the “Series C-1 Preferred Stock”), and (E) 3,482,952 shares are hereby designated Series C-2 Preferred Stock, par value $0.0001 per share (the “Series C-2 Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.           COMMON STOCK

1.          General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.          Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

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B.           PREFERRED STOCK

The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, Series C-1 Preferred Stock and the Series C-2 Preferred Stock shall each have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.           Dividends.

1.1           Accruing Dividends. From and after the date of the issuance of any Series A Preferred Stock, cumulative dividends at a per share rate of 4% of the Series A Original Issue Price (as defined below) per annum shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Series A Accruing Dividends”). From and after the date of the issuance of any Series B Preferred Stock, cumulative dividends at a per share rate of 8% of the Series B Original Issue Price (as defined below) per annum shall accrue on such shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) (the “Series B Accruing Dividends”). From and after the date of the issuance of any Series C Preferred Stock, cumulative dividends at a per share rate per annum equal to the Applicable Series C Dividend Rate (as defined below) shall accrue on such shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) (the “Series C Accruing Dividends”). From and after the date of the issuance of any Series C-1 Preferred Stock, cumulative dividends at a per share rate per annum equal to the Applicable Series C-1 Dividend Rate (as defined below) shall accrue on such shares of Series C-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C-1 Preferred Stock) (the “Series C-1 Accruing Dividends”). From and after the date of the issuance of any Series C-2 Preferred Stock, cumulative dividends at a per share rate per annum equal to the Applicable Series C-2 Dividend Rate (as defined below) shall accrue on such shares of Series C-2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C-2 Preferred Stock) (the “Series C-2 Accruing Dividends” and, together with the Series A Accruing Dividends, the Series B Accruing Dividends, the Series C Accruing Dividends and the Series C-1 Accruing Dividends, the “Accruing Dividends”). Accruing Dividends shall accrue from day to day and be compounded quarterly, whether or not declared, and shall be cumulative. Series C Accruing Dividends, Series C-1 Accruing Dividends and Series C-2 Accruing Dividends shall be calculated on the basis of 360-day year. Accruing Dividends shall be paid (i) if, as and when declared by the Board of Directors from funds that are legally available therefore; provided that (A) the holders of the Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock shall be entitled to receive the Series C Accruing Dividends, Series C-1 Accruing Dividends and Series C-2 Accruing Dividends, as applicable, before the holders of the Series B Preferred Stock and the Series A Preferred Stock are entitled to receive the Series B Accruing Dividends and the Series A Accruing Dividends, as applicable, and (B) the holders of the Series B Preferred Stock shall be entitled to receive the Series B Accruing Dividends before the holders of the Series A Preferred Stock are entitled to receive the Series A Accruing Dividends, and (ii) upon liquidation, redemption or conversion of the Preferred Stock as set forth in Sections 2, 4, 5 and 6 below. As used herein, (x) the “Applicable Series C Dividend Rate” shall mean (1) from and after the first date of issuance of any Series C Preferred Stock (the “Series C Original Issue Date”) to the day prior to the first anniversary of the Series C Original Issue Date, 8% of the Series C Original Issue Price (as defined below), (2) from the first anniversary of the Series C Original Issue Date to the day prior to the second anniversary of the Series C Original Issue Date, 10% of the Series C Original Issue Price and (3) from and after the second anniversary of the Series C Original Issue Date, 12% of the Series C Original Issue Price, (y) the “Applicable Series C-1 Dividend Rate” shall mean (1) from and after the first date of issuance of any Series C-1 Preferred Stock (the “Series C-1 Original Issue Date”) to the day prior to the second anniversary of the Series C Original Issue Date, 10% of the Series C-1 Original Issue Price (as defined below) and (2) from and after the second anniversary of the Series C Original Issue Date, 12% of the Series C-1 Original Issue Price, and (z) the “Applicable Series C-2 Dividend Rate” shall mean (1) from and after the first date of issuance of any Series C-2 Preferred Stock (the “Series C-2 Original Issue Date” and, together with the Series C Original Issue Date and the Series C-1 Original Issue Date, the “Original Issue Date”) to the day prior to the second anniversary of the Series C Original Issue Date, 10% of the Series C-2 Original Issue Price (as defined below) and (2) from and after the second anniversary of the Series C Original Issue Date, 12% of the Series C-2 Original Issue Price.

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1.2         Priority of Dividends and Dividend Protection. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation):

1.2.1           first, the holders of (i) the Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C Preferred Stock in the amount of the aggregate Series C Accruing Dividends then accrued on such share of Series C Preferred Stock and not previously paid, (ii) the Series C-1 Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C-1 Preferred Stock in the amount of the aggregate Series C-1 Accruing Dividends then accrued on such share of Series C-1 Preferred Stock and not previously paid and (iii) the Series C-2 Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C-2 Preferred Stock in the amount of the aggregate Series C-2 Accruing Dividends then accrued on such share of Series C-2 Preferred Stock and not previously paid;

1.2.2           second, the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in the amount of the aggregate Series B Accruing Dividends then accrued on such share of Series B Preferred Stock and not previously paid;

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1.2.3           third, the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in the amount of the aggregate Series A Accruing Dividends then accrued on such share of Series A Preferred Stock and not previously paid; and

1.2.4           fourth, the holders of the Series C-2 Preferred Stock, Series C-1 Preferred Stock and Series C Preferred Stock shall first receive, or simultaneously receive, the holders of the Series B Preferred Stock shall second receive, or simultaneously receive, and, if permitted under Subsection 3.3.4, the holders of the Series A Preferred Stock shall third receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series of capital stock that is convertible into Common Stock, but not including any of the Preferred Stock (such stock, the “Other Stock”), that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any Other Stock that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such Other Stock by the original issuance price thereof (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Original Issue Price as applicable;

provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of Other Stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based on only one series of Other Stock, which shall be the Other Stock obtaining the dividend that would result in the highest Preferred Stock dividend. The “Series A Original Issue Price” shall mean $22.08 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series B Original Issue Price” shall mean $5.5216 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series C Original Issue Price” shall mean $2.741 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series C-1 Original Issue Price” shall mean $2.741 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C-1 Preferred Stock. The “Series C-2 Original Issue Price” shall mean $2.741 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C-2 Preferred Stock. The Series C-2 Original Issue Price, the Series C-1 Original Issue Price, the Series C Original Issue Price, the Series B Original Issue Price and the Series A Original Issue Price are sometimes referred to as the applicable “Original Issue Price”.

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2.           Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1           Preferential Payments to Holders of Series C-2 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C-2 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series C-1 Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) two times the Series C-2 Original Issue Price, plus any Series C-2 Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (ii) the amount per share of the Series C-2 Preferred Stock which such holder of Series C-2 Preferred Stock would receive if such holder had converted such shares of Series C-2 Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C-2 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series C-2 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which a holder of a share of Series C-2 Preferred Stock is entitled to receive under this Subsection 2.1 is hereinafter referred to as the “Series C-2 Liquidation Amount”. Except with respect to the Series C-2 Liquidation Amount, the Series C-2 Preferred Stock shall rank pari passu as to all other preferences with the Series C-1 Preferred Stock and the Series C Preferred Stock.

2.2           Preferential Payments to Holders of Series C and Series C-1 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, following the payment in full of all amounts payable on the Series C-2 Preferred Stock pursuant to Subsection 2.1 but before any payment shall be made to the holders of Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) two times the Series C Original Issue Price and Series C-1 Original Issue Price, as applicable, plus any Series C Accruing Dividends and Series C-1 Accruing Dividends, as applicable, accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (ii) the amount per share of the Series C Preferred Stock and Series C-1 Preferred Stock, as applicable, which such holder of Series C Preferred Stock and Series C-1 Preferred Stock, as applicable, would receive if such holder had converted such shares of Series C Preferred Stock and Series C-1 Preferred Stock, as applicable, into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which a holder of a share of (i) Series C Preferred Stock is entitled to receive under this Subsection 2.2 is hereinafter referred to as the “Series C Liquidation Amount” and (ii) Series C-1 Preferred Stock is entitled to receive under this Subsection 2.2 is hereinafter referred to as the “Series C-1 Liquidation Amount.”

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2.3           Preferential Payments to Holders of Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, following the payment in full of all amounts payable on the Series C-2 Preferred Stock pursuant to Subsection 2.1 and on the Series C Preferred Stock and Series C-1 Preferred Stock pursuant to Subsection 2.2 but before any payment shall be made to the holders of Series A Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) two times the Series B Original Issue Price, plus any Series B Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (ii) the amount per share of the Series B Preferred Stock which such holder of Series B Preferred Stock would receive if such holder had converted such shares of Series B Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.3, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which a holder of a share of Series B Preferred Stock is entitled to receive under this Subsection 2.3 is hereinafter referred to as the “Series B Liquidation Amount.”

2.4           Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, following the payment in full of all amounts payable on the Series C-2 Preferred Stock pursuant to Subsection 2.1, on the Series C Preferred Stock and Series C-1 Preferred Stock pursuant to Subsection 2.2 and on the Series B Preferred Stock pursuant to Subsection 2.3, but before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A Original Issue Price, plus any Series A Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (ii) the amount per share of the Series A Preferred Stock which such holder of Series A Preferred Stock would receive if such holder had converted such shares of Series A Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.4, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under this Subsection 2.4 is hereinafter referred to as the “Series A Liquidation Amount.”

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2.5         Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of the Series C-2 Preferred Stock, Series C-1 Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and the Series A Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the Common Stock, pro rata based on the number of shares held by each such holder.

2.6         Deemed Liquidation Events.

2.6.1           Definition. Each of the following events shall be considered a “Deemed Liquidation Event”:

(a)           a merger or consolidation in which

(i)          the Corporation is a constituent party or

(ii)         a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.6.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b)          the (i) sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation or (ii) the sale, transfer, exchange or other disposition, in a single transaction or series of related transactions, of capital stock of the Corporation such that holders of capital stock immediately prior to such transaction cease to own at least a majority, by voting power, of the capital stock of the Corporation.

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2.6.2      Effecting a Deemed Liquidation Event.

(a)          The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.6.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4 and 2.5.

(b)          In the event of a Deemed Liquidation Event referred to in Subsection 2.6.1(a)(ii)) or 2.6.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series C-2 Preferred Stock, Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of the Preferred Stock, and (ii) if the holders of at least 66-2/3% of the then outstanding shares of Series C-2 Preferred Stock, Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, voting together as a single class, so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem (i) first, all outstanding shares of Series C-2 Preferred Stock at a price per share equal to the Series C-2 Liquidation Amount; (ii) second, all outstanding shares of (A) Series C Preferred Stock at a price per share equal to the Series C Liquidation Amount and (B) Series C-1 Preferred Stock at a price per share equal to the Series C-1 Liquidation Amount; (iii) third, all outstanding shares of Series B Preferred Stock at a price per share equal to the Series B Liquidation Amount; and (iv) fourth, all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, (W) if the Available Proceeds are not sufficient to redeem all outstanding shares of Series C-2 Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series C-2 Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor; (X) if the Available Proceeds are not sufficient to redeem all outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series C Preferred Stock and Series C-1 Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor; (Y) if the Available Proceeds are not sufficient to redeem all outstanding shares of Series B Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series B Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor; and (Z) if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series A Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Subsections 6.2 through 6.4 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of (i) first, the Series C-2 Preferred Stock, (ii) second, the Series C Preferred Stock and Series C-1 Preferred Stock, (ii) third, the Series B Preferred Stock and (iii) fourth, the Series A Preferred Stock pursuant to this Subsection 2.6.2(b). Prior to the distribution or redemption provided for in this Subsection 2.6.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

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2.6.3           Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

2.6.4           Allocation of Escrow. In the case of a Deemed Liquidation Event pursuant to Subsection 2.6.1 above, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the merger agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4 and 2.5 above as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4 and 2.5 above after taking into account the previous payment of the Initial Consideration as part of the same transaction. The result of this approach is that, for certain transactions, the portion of the transaction consideration that is subject to an escrow or other contingencies may be allocated disproportionately.

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3.          Voting.

3.1           General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2           Election of Directors. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series A Director”), the holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Corporation (the “Series B Directors”), the holders of record of the shares of Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock, exclusively and as a separate class, shall be entitled to elect three directors of the Corporation (the “Series C/C-1/C-2 Directors”), and the holders of record of shares of Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock shall be entitled to elect one director, with such director subject to the approval of the holders of record of the shares of Common Stock and Series A Preferred Stock voting together as a single class (the “Independent Director”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock), voting together as a single class, shall be entitled to elect the directors of the Corporation who are not the Series A Director, Series B Directors, Series C/C-1/C-2 Directors or the Independent Director (the “Common Independent Directors”); provided that, if any Common Independent Director or any Affiliate (as defined below) of any Common Independent Director holds any shares of Preferred Stock, such vote of such Common Independent Director shall not count on any matters relating to or in connection with a Sale of the Company as defined in that certain Fifth Amended and Restated Voting Agreement by and among the Corporation and those parties named therein, dated as of the date hereof and as amended from time to time. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.

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3.3          Series B, Series C, Series C-1 and Series C-2 Preferred Stock Protective Provisions. So long as (i) 20% of the shares of the Series B Preferred Stock issued as of the date hereof remain outstanding, (ii) 20% of the shares of the Series C Preferred Stock issued as of the date hereof remain outstanding, (iii) 20% of the shares of the Series C-1 Preferred Stock issued as of the date hereof remain outstanding, or (iv) 20% of the shares of the Series C-2 Preferred Stock issued as of the Closing (as defined in the Series C-2 Preferred Stock and Warrant Purchase Agreement, as defined below) remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding shares of Series C-2 Preferred Stock, Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock together as a single class:

3.3.1           liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

3.3.2           amend, waive, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series C-2 Preferred Stock, Series C-1 Preferred Stock, Series C Preferred Stock or the Series B Preferred Stock or otherwise amend, waive, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

3.3.3           create, or authorize the creation of, or issue or obligate itself to issue shares of (in each case whether by reclassification or otherwise) any additional class or series of capital stock unless the same ranks junior to the Series C-2 Preferred Stock, Series C-1 Preferred Stock and Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights, or increase the authorized number of shares of Series C-2 Preferred Stock, Series C-1 Preferred Stock, Series C Preferred Stock or Series B Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series C-2 Preferred Stock, Series C-1 Preferred Stock and Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights;

3.3.4           purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or (iv) as approved by the Board of Directors, including the approval of at least one Series B Director and at least one Series C/C-1/C-2 Director;

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3.3.5           create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $100,000;

3.3.6           create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

3.3.7           increase or decrease the authorized number of directors constituting the Board of Directors; or

3.3.8           enter into any material agreement or transaction with any shareholder, director, officer, parent, subsidiary or affiliated company or any of their affiliates, or effect any related party transaction, unless such agreement or transaction has received the prior approval of the Board of Directors, including the approval of at least one Series B Director and at least one Series C/C-1/C-2 Director.

3.4         Other Preferred Stock Protective Provisions.

3.4.1           At any time when shares of Series A Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 75% of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, take any action that alters or changes the powers, preferences or special rights of the Series A Preferred Stock in a matter that adversely affects the shares of such series of Preferred Stock; provided, however, such consent or vote shall not be necessary if such action similarly affects the entire class of Preferred Stock.

3.4.2           At any time when shares of Series B Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, take any action that alters or changes the powers, preferences or special rights of the Series B Preferred Stock in a matter that adversely affects the shares of such series of Preferred Stock; provided, however, such consent or vote shall not be necessary if such action similarly affects the entire class of Preferred Stock.

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3.4.3           At any time when shares of Series C-2 Preferred Stock, Series C-1 Preferred Stock and Series C Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding shares of Series C-2 Preferred Stock, Series C-1 Preferred Stock and Series C Preferred Stock on an as-issued basis (consenting or voting together as a single class), including at least 25% of the shares held by those holders of Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock (consenting or voting together as a single class) who do not hold or whose Affiliates do not hold any shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, take any action that alters or changes the powers, preferences or special rights of the Series C-2 Preferred Stock, Series C-1 Preferred Stock or Series C Preferred Stock in a matter that adversely affects the shares of such series of Preferred Stock; provided, however, such consent or vote shall not be necessary if such action similarly affects the entire class of Preferred Stock.

3.5          The prior written approval of Texas ACP I, L.P., a Texas limited partnership and holder of an equity interest in the Corporation, is required for the relocation of the principal business operations of the Corporation for a period of 90 days after the day of filing of this Restated Certificate of Incorporation.

3.6          Notwithstanding Subsection 3.4, at any time when shares of Series C-2 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding shares of Series C-2 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, take any action that alters or changes the liquidation preference applicable to the Series C-2 Preferred Stock set forth in Section 2.1.

4.           Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1         Right to Convert.

4.1.1       Conversion Ratio.

(a)          Optional Conversion. Each share of the Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price, Series B Original Issue Price, Series C Original Issue Price, Series C-1 Original Issue Price or Series C-2 Original Issue Price, as the case may be, for each share, plus any accrued or declared but unpaid dividends (including the Series A Accruing Dividends, Series B Accruing Dividends, Series C Accruing Dividends, Series C-1 Accruing Dividends or Series C-2 Accruing Dividends, as the case may be) on each share, by the Conversion Price (as defined below) applicable to such share of Preferred Stock as in effect at the time of conversion. The “Series A Conversion Price” as of December 30, 2011 is equal to $1.02844, which takes into account all adjustments prior to such date. The “Series B Conversion Price” as of December 30, 2011 is equal to $0.55216, which takes into account all adjustments prior to such date. The “Series C Conversion Price” as of December 30, 2011 is equal to $2.741, which takes into account all adjustments prior to such date. The “Series C-1 Conversion Price” as of April 29, 2013 is equal to $2.741, which takes into account all adjustments prior to such date. The “Series C-2 Conversion Price” as of the date hereof is equal to $2.741, which takes into account all adjustments prior to such date. For the purposes hereof, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price and the Series C-2 Conversion Price shall be collectively referred to herein as the “Conversion Price.” Each such Conversion Price, and the rate at which shares of the Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

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(b)          Optional Conversion Upon Deemed Liquidation Event. If a Deemed Liquidation Event occurs, then, in connection with and contingent upon the closing of such Deemed Liquidation Event, (x) each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, immediately prior to and contingent upon the closing of such Deemed Liquidation Event, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price, plus any accrued or declared but unpaid dividends (including the Series C Accruing Dividends, as the case may be) on each share, by lower of (i) the Series C Conversion Price as in effect at the time of conversion or (ii) an amount equal to the Discounted Common Stock Sale Price (as defined below); (y) each share of Series C-1 Preferred Stock shall be convertible, at the option of the holder thereof, immediately prior to and contingent upon the closing of such Deemed Liquidation Event, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C-1 Original Issue Price, plus any accrued or declared but unpaid dividends (including the Series C-1 Accruing Dividends, as the case may be) on each share, by the lower of (i) the Series C-1 Conversion Price as in effect at the time of conversion or (ii) an amount equal to the Discounted Common Stock Sale Price; and (z) each share of Series C-2 Preferred Stock shall be convertible, at the option of the holder thereof, immediately prior to and contingent upon the closing of such Deemed Liquidation Event, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C-2 Original Issue Price, plus any accrued or declared but unpaid dividends (including the Series C-2 Accruing Dividends, as the case may be) on each share, by the lower of (i) the Series C-2 Conversion Price as in effect at the time of conversion or (ii) an amount equal to the Discounted Common Stock Sale Price. For the purposes hereof, the “Discounted Common Stock Sale Price” shall mean the consideration per share of Common Stock received or receivable upon the initial Closing of such Deemed Liquidation Event, as determined in good faith by the Board of Directors of the Corporation, multiplied by 40%. The Corporation will send or cause to be sent to the holders of the Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock a notice specifying the details of any Deemed Liquidation Event at least 10 business days prior to the closing of such Deemed Liquidation Event.

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(c)          Optional Conversion Upon Qualified Private Equity Financing. If a Qualified Private Equity Financing (as defined below) occurs, then, in connection with and contingent upon the closing of such Qualified Private Equity Financing, (x) each share of Series C Preferred Stock shall be convertible at the option of the holder thereof, immediately prior to and contingent upon the closing of such Qualified Private Equity Financing, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Investor Stock (as defined below) as is determined by dividing the Series C Original Issue Price, plus any accrued or declared but unpaid dividends (including the Series C Accruing Dividends) on each share, by the lower of (i) the Series C Conversion Price as in effect at the time of conversion or (ii) an amount equal to the Discounted Investor Stock Sale Price (as defined below); (y) each share of Series C-1 Preferred Stock shall be convertible at the option of the holder thereof, immediately prior to and contingent upon the closing of such Qualified Private Equity Financing, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Investor Stock (as defined below) as is determined by dividing the Series C-1 Original Issue Price, plus any accrued or declared but unpaid dividends (including the Series C-1 Accruing Dividends) on each share, by the lower of (i) the Series C-1 Conversion Price as in effect at the time of conversion or (ii) an amount equal to the Discounted Investor Stock Sale Price; and (z) each share of Series C-2 Preferred Stock shall be convertible at the option of the holder thereof, immediately prior to and contingent upon the closing of such Qualified Private Equity Financing, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Investor Stock (as defined below) as is determined by dividing the Series C-2 Original Issue Price, plus any accrued or declared but unpaid dividends (including the Series C-2 Accruing Dividends) on each share, by the lower of (i) the Series C-2 Conversion Price as in effect at the time of conversion or (ii) an amount equal to the Discounted Investor Stock Sale Price. For the purposes hereof, (i) a “Qualified Private Equity Financing” shall mean a bona fide, privately-placed issuance and sale of shares of capital stock of the Corporation for capital raising purposes (the “Investor Stock”), in one transaction or a series of related transactions approved by the Corporation’s Board of Directors and holders of Preferred Stock pursuant to the provisions of Subsection 3.3, to one or more new investors that, prior to such issuance and sale, were not holders of the Corporation’s capital stock (the “New Investors”), and with gross proceeds to the Corporation of at least $10,000,000; provided, however, that the sale of Series C-2 Preferred Stock to New Investors pursuant to the Series C-2 Preferred Stock and Warrant Purchase Agreement shall not be deemed a Qualified Private Equity Financing, and (ii) the “Discounted Investor Stock Sale Price” shall mean the lowest consideration per share of Investor Stock paid by the New Investors at the initial Closing of such Qualified Private Equity Financing, as determined in good faith by the Board of Directors of the Corporation, multiplied by (A) 60%, in the case of a Qualified Private Equity Financing that occurs on or prior to the first anniversary of the applicable Original Issue Date or (B) 40%, in the case of a Qualified Private Equity Financing that occurs on or after the first anniversary of the applicable Original Issue Date.

4.1.2           Termination of Conversion Rights. In the event of a notice of redemption of any shares of the Preferred Stock pursuant to Section 6, the Conversion Rights of the shares of Preferred Stock designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

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4.2         Fractional Shares. No fractional shares of Common Stock or Investor Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock or Investor Stock, as applicable, as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock or Investor Stock, as applicable, including any accrued or declared but unpaid dividends (including the Accruing Dividends) on each share of Preferred Stock, and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3         Mechanics of Conversion.

4.3.1           Notice of Conversion. In order for (i) a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock or (ii) a holder of Series C Preferred Stock, Series C-1 Preferred Stock or Series C-2 Preferred Stock to voluntarily convert shares of Series C Preferred Stock, Series C-1 Preferred Stock or Series C-2 Preferred Stock, as applicable, into shares of Investor Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent (including, without limitation, a Deemed Liquidation Event or a Qualified Private Equity Financing). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock or Investor Stock, as applicable, to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date, except that, in the case of a conversion contingent upon a Deemed Liquidation Event or a Qualified Private Equity Financing, the closing of such transaction shall be the “Conversion Time”. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock or Series C-2 Preferred Stock, as applicable, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock or Investor Stock, as applicable, issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the shares of Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock or Series C-2 Preferred Stock (as applicable) represented by the surrendered certificates that were not converted into Common Stock or Investor Stock, as the case may be, and cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock or Investor Stock, as the case may be, otherwise issuable upon such conversion.

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4.3.2           Reservation of Shares. The Corporation shall at all times when shares of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price of any series of Preferred Stock, below the then par value of the shares of Common Stock issuable upon conversion of such series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

4.3.3           Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock or Investor Stock (as applicable) in exchange therefor and in exchange for any accrued or declared but unpaid dividends (including the Accruing Dividends) on each such share of Preferred Stock. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4           No Further Adjustment. Upon any such conversion, no adjustment to the applicable Conversion Price shall be made for any declared but unpaid dividends on any shares of Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5           Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock or Investor Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

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4.4         Adjustments to Conversion Price for Diluting Issues.

4.4.1        Special Definitions. For purposes of this Restated Certificate of Incorporation, the following definitions shall apply:

(a)          “Affiliate” means, with respect to any specified person or entity, any other person or entity who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person or entity, including, without limitation, any partner, officer, director, member or employee of such entity and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such entity.

(b)          “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(c)          “Effective Time” shall mean the date of filing of this Restated Certificate of Incorporation.

(d)          “Series B Preferred Stock Purchase Agreement” shall mean that certain Series B Preferred Stock Purchase Agreement by and among the Corporation and the Purchasers listed therein, as amended, modified, superseded or replaced from time to time.

(e)          “Series C Preferred Stock Purchase Agreement” shall mean that certain Series C Preferred Stock Purchase Agreement by and among the Corporation and the Purchasers listed therein, as amended, modified, superseded or replaced from time to time.

(f)          “Series C-1 Preferred Stock and Warrant Purchase Agreement” shall mean that certain Series C-1 Preferred Stock and Warrant Purchase Agreement by and among the Corporation and Purchasers listed therein, as amended, modified, superseded or replaced from time to time.

(g)          “Series C-2 Preferred Stock and Warrant Purchase Agreement” shall mean that certain Series C-2 Preferred Stock and Warrant Purchase Agreement by and among the Corporation and Purchasers listed therein, as amended, modified, superseded or replaced from time to time..

(h)          “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(i)          “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Effective Time, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):

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(i)          shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(ii)         shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)        shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including the approval of at least one Series B Director and at least one Series C/C-1/C-2 Director;

(iv)        shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)         shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing, strategic alliance, joint venture or real property leasing transaction approved by the Board of Directors of the Corporation, including the approval of at least one Series B Director and at least one Series C/C-1/C-2 Director;

(vi)        shares of Series B Preferred Stock that are in excess of the 2,901,052 shares of Series B Preferred Stock issued pursuant to the Series B Preferred Stock Purchase Agreement;

(vii)       (x) shares of Series C Preferred Stock that are issued pursuant to the Series C Preferred Stock Purchase Agreement and (y) warrants to purchase shares of Series C Preferred Stock that are issued pursuant to the Series C-1 Preferred Stock and Warrant Purchase Agreement;

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(viii)      shares of Series C-1 Preferred Stock (including any warrants to purchase shares of Series C-1 Preferred Stock) that are issued pursuant to the Series C-1 Preferred Stock and Warrant Purchase Agreement; and

(ix)         shares of Series C-2 Preferred Stock (including any warrants to purchase shares of Series C-2 Preferred Stock) that are issued pursuant to the Series C-2 Preferred Stock and Warrant Purchase Agreement.

4.4.2           No Adjustment of Conversion Price. No adjustment in the Conversion Price of the Series A Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 75% of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Conversion Price of the Series B Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 66-2/3% of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Conversion Price of the Series C Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 66-2/3% of the then outstanding shares of Series C Preferred Stock (which written notice shall include at least 25% of the shares held by those holders of Series C Preferred Stock who do not hold or whose Affiliates do not hold any shares of Series B Preferred Stock) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Conversion Price of the Series C-1 Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 66-2/3% of the then outstanding shares of Series C-1 Preferred Stock (which written notice shall include at least 25% of the shares held by those holders of Series C-1 Preferred Stock who do not hold or whose Affiliates do not hold any shares of Series B Preferred Stock) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Conversion Price of the Series C-2 Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 66-2/3% of the then outstanding shares of Series C-2 Preferred Stock (which written notice shall include at least 25% of the shares held by those holders of Series C-2 Preferred Stock who do not hold or whose Affiliates do not hold any shares of Series B Preferred Stock) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

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4.4.3      Deemed Issue of Additional Shares of Common Stock.

(a)          If the Corporation at any time or from time to time after the Effective Time shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)          If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price of any series of Preferred Stock pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)          If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price of any series of Preferred Stock then in effect, or because such Option or Convertible Security was issued before the Effective Time), are revised after the Effective Time as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

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(d)          Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price of each series of Preferred Stock pursuant to the terms of Subsection 4.4.4, the Conversion Price of such series shall be readjusted to such Conversion Price as would have applied had such Option or Convertible Security (or portion thereof) never been issued.

(e)          If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price of any series of Preferred Stock provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price of any series of Preferred Stock that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price of any series of Preferred Stock that such issuance or amendment took place at the time such calculation can first be made.

4.4.4         Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than Conversion Price of any series of Preferred Stock in effect immediately prior to such issue, then the Conversion Price of such series, unless the provisions of this Section 4.4.4 are waived pursuant to Subsection 4.4.2 or Section 8, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)          “CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

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(b)          “CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)          “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)          “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)          “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

For the avoidance of doubt, if the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than Conversion Price of the Series B Preferred Stock in effect immediately prior to such issue, then the foregoing provisions of this Subsection 4.4.4 will apply to all outstanding shares of Series B Preferred Stock, unless the provisions of this Subsection 4.4.4 are waived pursuant to Subsection 4.4.2 or Section 8.

4.4.5      Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)           Cash and Property: Such consideration shall:

(i)          insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)         insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)        in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

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(b)          Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)          the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)         the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6           Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price of a series of Preferred Stock, as the case may be, pursuant to the terms of Subsection 4.4.4 then, upon the final such issuance, the Conversion Price of such series of Preferred Stock shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

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4.5           Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Effective Time effect a subdivision of the outstanding Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Effective Time combine the outstanding shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6           Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Effective Time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price of each series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price of each series of Preferred Stock then in effect by a fraction:

4.6.1           the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

4.6.2           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price of each series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price of each series of Preferred Stock shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.7           Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Effective Time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

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4.8          Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.5, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price of each series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

4.9          Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 30 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 30 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price of each series of Preferred Stock then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

4.10       Notice of Record Date. In the event:

4.10.1         the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

4.10.2         of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

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4.10.3         of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least 5 days prior to the record date or effective date for the event specified in such notice.

5.           Mandatory Conversion.

5.1           Trigger Events. Upon the closing of either (a) the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in (i) at least $50,000,000 of gross proceeds to the Corporation or (ii) such lesser amount of gross proceeds to the Corporation as approved by the written consent or affirmative vote of at least 66-2/3% of the then outstanding shares of the Series B Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock and the Series C-2 Preferred Stock, voting together as a single class on an as-issued basis (in either case, a “Qualified IPO”) or (b) the closing of the transactions contemplated by that certain Merger and Share Exchange Agreement dated as of January 8, 2014 by and among Infinity Cross Border Acquisition, a British Virgin Islands company, Glori Acquisition Corporation, a Delaware corporation, Glori Merger Subsidiary, Inc., a Delaware corporation, Infinity-C.S.V.C. Management Ltd, and the Corporation, pursuant to which the Corporation will become a wholly-owned direct or indirect subsidiary of a reporting company under the Securities Exchange Act of 1934 through a reverse merger (the “Reverse Merger”) (the time of a Qualified IPO or the Reverse Merger, or the date and time specified or the time of the event specified in the relevant vote or written consent, the “Mandatory Conversion Time”), (A) all outstanding shares of each series of the Preferred Stock (including any accrued or declared but unpaid dividends, including the Accruing Dividends, on such Preferred Stock) shall automatically be converted into shares of Common Stock at the then applicable Conversion Price, except that in the case of a conversion of the Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock that has been issued by the Corporation under the Series C Preferred Stock Purchase Agreement, Series C-1 Preferred Stock and Warrant Purchase Agreement or Series C-2 Preferred Stock and Warrant Purchase Agreement, including any Series C Preferred Stock, Series C-1 Preferred Stock or Series C-2 Preferred Stock issued by the Corporation pursuant to the exercise of warrants issued by the Corporation as contemplated in the Series C-1 Preferred Stock and Warrant Purchase Agreement or the Series C-2 Preferred Stock and Warrant Purchase Agreement, upon a Qualified IPO or the Reverse Merger, the Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock (including any accrued or declared but unpaid dividends, including the Accruing Dividends, on such Preferred Stock) shall be converted at the lower of (X) the then applicable Series C Conversion Price, Series C-1 Conversion Price or Series C-2 Conversion Price, as applicable, and (Y) an amount equal to the “price to public” multiplied by 50%, and (B) such shares may not be reissued by the Corporation. Notwithstanding the foregoing and notwithstanding the references to Conversion Prices above, if the Reverse Merger occurs between April 11, 2014 and April 25, 2014, inclusive, excluding Saturdays and Sundays (it being understood that, under no circumstances will the Reverse Merger close on any day that is a Saturday or Sunday), then immediately prior to the effectiveness of the Reverse Merger (1) all outstanding shares of the Series A Preferred Stock shall be convertible into shares of Common Stock at the Series A Preferred Stock Ratio for such date set forth on Schedule A hereto and any accrued or declared but unpaid dividends, including the Series A Accruing Dividends, on such Series A Preferred Stock shall be convertible into shares of Common Stock at the Series A Preferred Dividend Ratio for such date set forth on Schedule A hereto, (2) all outstanding shares of the Series B Preferred Stock (including any accrued or declared but unpaid dividends, including the Series B Accruing Dividends, on such Series B Preferred Stock) shall be convertible into shares of Common Stock at the Series B Preferred Stock Ratio for such date set forth on Schedule A hereto, (3) all outstanding shares of the Series C Preferred Stock (including any accrued or declared but unpaid dividends, including the Series C Accruing Dividends, on such Series C Preferred Stock) shall be convertible into shares of Common Stock at the Series C Preferred Stock Ratio for such date set forth on Schedule A hereto, (4) all outstanding shares of the Series C-1 Preferred Stock (including any accrued or declared but unpaid dividends, including the Series C-1 Accruing Dividends, on such Series C-1 Preferred Stock) shall be convertible into shares of Common Stock at the Series C-1 Preferred Stock Ratio for such date set forth on Schedule A hereto and (5) all outstanding shares of the Series C-2 Preferred Stock (including any accrued or declared but unpaid dividends, including the Series C-2 Accruing Dividends, on such Series C-2 Preferred Stock) shall be convertible into shares of Common Stock at the Series C-2 Preferred Stock Ratio for such date set forth on Schedule A hereto, and following the conversion of the Preferred Stock pursuant to the foregoing, such shares of Preferred Stock may not be reissued by the Corporation.

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5.2         Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

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6.           Redemption.

6.1           Redemption. The holders of at least 66-2/3% of the then outstanding shares of Series C-2 Preferred Stock, Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, voting together as a single class, may, by written notice (which written notice shall include at least 25% of the shares held by those holders of Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock (consenting or voting together as a single class) who do not hold or whose Affiliates do not hold any shares of Series B Preferred Stock) to the Corporation at any time on or after the fifth anniversary of the Effective Time (a “Redemption Request”), require the Corporation to redeem either (a) all outstanding shares of Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock (a “Series C/C-1/C-2 Redemption”) or (b) all outstanding shares of Preferred Stock (a “Preferred Stock Redemption”) and if such Redemption Request is delivered, the Corporation shall, out of funds lawfully available therefor, redeem either (i) in the case of a Series C/C-1/C-2 Redemption, all outstanding shares of (A) Series C Preferred Stock at a price per share equal to two times the Series C Original Issue Price, plus any Series C Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series C Redemption Price”), (B) Series C-1 Preferred Stock at a price per share equal to two times the Series C-1 Original Issue Price, plus any Series C-1 Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series C-1 Redemption Price”) and (C) Series C-2 Preferred Stock at a price per share equal to two times the Series C-2 Original Issue Price, plus any Series C-2 Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series C-2 Redemption Price”) or (ii) in the case of a Preferred Stock Redemption, (A) first, all outstanding shares of Series C-2 Preferred Stock at the Series C-2 Redemption Price (B) second, after payment of the Series C-2 Redemption Price all outstanding shares of Series C Preferred Stock at the Series C Redemption Price and Series C-1 Preferred Stock at the Series C-1 Redemption Price, (B) third, after payment of the Series C-2 Redemption Price, the Series C-1 Redemption Price and the Series C Redemption Price, all outstanding shares of Series B Preferred Stock at a price per share equal to two times the Series B Original Issue Price, plus any Series B Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series B Redemption Price”) and (C) fourth, after payment of the Series C-2 Redemption Price, the Series C-1 Redemption Price, the Series C Redemption Price and the Series B Redemption Price, all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Original Issue Price, plus any Series A Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series A Redemption Price” and, collectively with the Series C-2 Redemption Price, Series C-1 Redemption Price, Series C Redemption Price and Series B Redemption Price, the “Redemption Price”), in three annual installments commencing 60 days after receipt by the Corporation of the Redemption Notice (the date of each such installment being referred to as a “Redemption Date”). On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Preferred Stock owned by each holder, that number of outstanding shares of Series C-2 Preferred Stock, Series C-1 Preferred Stock, Series C Preferred Stock or Preferred Stock, as the case may be, determined by dividing (i) the total number of shares of Series C-2 Preferred Stock, Series C-1 Preferred Stock, Series C Preferred Stock or Preferred Stock, as the case may be, outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Series C-2 Preferred Stock, Series C-1 Preferred Stock, Series C Preferred Stock or Preferred Stock, as the case may be, to be redeemed on such Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

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6.2           Redemption Notice. Written notice of the mandatory redemption (the “Redemption Notice”) shall be sent to each holder of record of Series C-2 Preferred Stock, Series C-1 Preferred Stock, Series C Preferred Stock or Preferred Stock, as the case may be, not less than 40 days prior to each Redemption Date. Each Redemption Notice shall state:

(a)          the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b)          the Redemption Date and the applicable Redemption Price;

(c)          the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(d)          that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

6.3           Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series C-2 Preferred Stock, Series C-1 Preferred Stock, Series C Preferred Stock or Preferred Stock, as the case may be, to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of a series of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of such series of Preferred Stock shall promptly be issued to such holder.

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6.4           Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the applicable Redemption Price payable upon redemption of the shares of Series C-2 Preferred Stock, Series C-1 Preferred Stock, Series C Preferred Stock or Preferred Stock, as the case may be, to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates therefor.

7.          Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8.          Waiver. Except as otherwise set forth in this Restated Certificate of Incorporation, (i) any of the rights, powers, preferences and other terms of the Series C-2 Preferred Stock set forth herein may be waived on behalf of all holders of Series C-2 Preferred Stock by the affirmative written consent or vote of the holders of at least 66-2/3% of the shares of Series C-2 Preferred Stock then outstanding (which written consent shall include at least 25% of the shares held by those holders of Series C-2 Preferred Stock who do not hold or whose Affiliates do not hold any shares of Series B Preferred Stock), (ii) any of the rights, powers, preferences and other terms of the Series C-1 Preferred Stock set forth herein may be waived on behalf of all holders of Series C-1 Preferred Stock by the affirmative written consent or vote of the holders of at least 66-2/3% of the shares of Series C-1 Preferred Stock then outstanding (which written consent shall include at least 25% of the shares held by those holders of Series C-1 Preferred Stock who do not hold or whose Affiliates do not hold any shares of Series B Preferred Stock), (iii) any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of the holders of at least 66-2/3% of the shares of Series C Preferred Stock then outstanding (which written consent shall include at least 25% of the shares held by those holders of Series C Preferred Stock who do not hold or whose Affiliates do not hold any shares of Series B Preferred Stock), (iv) any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of at least 66-2/3% of the shares of Series B Preferred Stock then outstanding and (v) any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least 75% of the shares of Series A Preferred Stock then outstanding.

9.          Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of any series of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

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Fifth: Subject to any additional vote required by the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

Sixth: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

Seventh: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Eighth: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Ninth: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Tenth: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law. Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

Eleventh: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person in such Covered Person’s capacity as a director of the Corporation.

* * *

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6.          That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

7.          That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this _____ day of March, 2014.

By:
Stuart Page
President and Chief Executive Officer

Schedule A to Amended and Restated Certificate of Incorporation

Schedule A

	Series A Preferred Stock Ratio	Series B Preferred Stock Ratio	Series C Preferred Stock Ratio	Series C-1 Preferred Stock Ratio	Series C-2 Preferred Stock Ratio	Series A Preferred Dividend Ratio
April 11, 2014	1.55470	0.72415	1.44829	1.44829	1.44829	0.72415
April 14, 2014	1.55368	0.72367	1.44734	1.44734	1.44734	0.72367
April 15, 2014	1.55334	0.72351	1.44702	1.44702	1.44702	0.72351
April 16, 2014	1.55300	0.72335	1.44671	1.44671	1.44671	0.72335
April 17, 2014	1.55265	0.72319	1.44639	1.44639	1.44639	0.72319
April 18, 2014	1.55231	0.72304	1.44607	1.44607	1.44607	0.72304
April 21, 2014	1.55129	0.72256	1.44512	1.44512	1.44512	0.72256
April 22. 2-14	1.55095	0.72240	1.44480	1.44480	1.44480	0.72240
April 23, 2014	1.55061	0.72224	1.44449	1.44449	1.44449	0.72224
April 24, 2014	1.55027	0.72208	1.44417	1.44417	1.44417	0.72208
April 25, 2014	1.54993	0.72193	1.44385	1.44385	1.44385	0.72193

Schedule A to Amended and Restated Certificate of Incorporation